EXHIBIT 16.1

September 25, 2002

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Michael Foods, Inc.
File No. 333-63722

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Michael Foods, Inc. dated September 25, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP

Thomas C. Walters

Partner

Cc: John D. Reedy, Executive Vice President, CFO and Treasurer, Michael Foods, Inc.